EXHIBIT 99.1

Entegris Reports Third Quarter Results

Sales Increase 34 Percent Sequentially; Adjusted EBITDA Reaches $14.5 Million

BILLERICA, Mass., October 27, 2009 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal third quarter ended September 26, 2009.

The Company recorded third-quarter sales of $110.7 million and a net loss of $7.6 million, or $0.07 per share. These results included amortization of intangible assets of $4.7 million and restructuring charges of $2.4 million. The Company reported sales of $82.6 million in the second quarter ended June 27, 2009 and sales of $145.8 million in the third quarter a year ago.

For the first nine months of 2009, sales were $252.3 million, which compared to $442.0 million for the same period a year ago.

Gideon Argov, president and chief executive officer, said: “We saw continued positive trends through the third quarter in both the unit-driven and capital-driven sides of our business. Higher fab utilization at many of our semiconductor customers and capital spending in the industry to implement technology process transitions led to higher demand across our product lines. Business trends in our other markets such as data storage, flat panel display, and LED, were also positive.

“Even with third-quarter sales well below historical levels, we achieved an operating margin of 6 percent of sales, excluding the impact of amortization and restructuring expenses, and $14.5 million of adjusted EBITDA for the quarter. This reflected our improved cost structure, as well as our ability to effectively flex our manufacturing operations to meet the higher demand,” Argov said.

At the end of the third quarter, total bank debt was $91.6 million. This represented a decrease of $60.1 million from the $151.7 million in second quarter, largely as the result of a secondary equity offering in September, the proceeds of which were used exclusively to pay down debt. The Company’s third-quarter ending cash balance was $78.4 million.

Segment Information (table of results contained at the end of this release)

Contamination Control Solutions sales increased 38 percent sequentially from the second quarter of 2009, driven by demand for filtration products, chemical containers, and liquid dispense pumps.

Microenvironments product sales increased 24 percent sequentially from the second quarter of 2009. The growth reflected demand for shippers needed to support increased production in the semiconductor and data storage industries, as well as demand for wafer transport products.

Specialty Materials sales increased 42 percent sequentially from the second quarter of 2009. The increase was due to higher demand for semiconductor-related graphite and silicon carbide products and a partial recovery of demand for certain industrial products.

Third-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the third quarter on Tuesday, October 27, 2009, at 10:00 a.m. Eastern Time. Participants should dial 1-866-416-5346 (for domestic callers) or 1-913-312-0376 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 8433843. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

Adjusted EBITDA margin and non-GAAP operating margin, together with the related measures of Adjusted EBITDA and non-GAAP operating income, are considered “non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin and non-GAAP operating margin are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2008, as well as the matters described under the headings “Risks Relating to our Business and Industry,” “Risks

Related to our Borrowings”, “Manufacturing Risks,” “International Risks,” and “Risks Related to Investing in Our Securities” in our current report on Form 8-K, dated September 2, 2009, together with the other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	September 26, 2009	September 27, 2008	June 27, 2009
Net sales	$110,706	$145,789	$82,576
Cost of sales	65,929	90,391	58,846

Gross profit	44,777	55,398	23,730
Selling, general and administrative expenses	29,175	35,373	25,685
Engineering, research and development expenses	8,575	10,284	7,843
Amortization of intangible assets	4,723	4,858	4,931
Impairment of goodwill	—	379,810	—
Restructuring charges	2,368	3,332	5,452

Operating loss	(64)	(378,259)	(20,181)
Interest expense, net	2,681	614	2,577
Other expense, net	4,114	947	1,537

Loss before income taxes	(6,859)	(379,820)	(24,295)
Income tax expense (benefit)	623	12,897	(2,252)
Equity in net loss of affiliates	132	195	449

Loss from continuing operations	(7,614)	(392,912)	(22,492)
Loss from discontinued operations, net of taxes	—	(90)	—

Net loss	(7,614)	(393,002)	(22,492)
Net loss attributable to the noncontrolling interest	6	—	—

Net loss attributable to the Company	$(7,608)	$(393,002)	$(22,492)

Basic loss per common share:
Continuing operations	($0.07)	$(3.51)	($0.20)
Net loss per common share	($0.07)	$(3.52)	($0.20)
Diluted loss per common share:
Continuing operations	($0.07)	$(3.51)	($0.20)
Net loss per common share	($0.07)	$(3.52)	($0.20)
Weighted average shares outstanding:
Basic	115,023	111,796	112,694
Diluted	115,023	111,796	112,694

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Nine months ended
	September 26, 2009	September 27, 2008
Net sales	$252,320	$441,963
Cost of sales	178,795	262,690

Gross profit	73,525	179,273
Selling, general and administrative expenses	84,581	115,800
Engineering, research and development expenses	25,322	31,147
Amortization of intangible assets	14,635	14,497
Impairment of goodwill	—	379,810
Restructuring charges	12,454	3,332

Operating loss	(63,467)	(365,313)
Interest expense, net	7,105	682
Other expense, net	429	1,823

Loss before income taxes	(71,001)	(367,818)
Income tax (benefit) expense	(4,226)	16,312
Equity in net loss of affiliates	1,076	49

Loss from continuing operations	(67,851)	(384,179)
Loss from discontinued operations, net of taxes	—	(1,025)

Net loss	(67,851)	(385,204)
Net loss attributable to the noncontrolling interest	6	—

Net loss attributable to the Company	$(67,845)	$(385,204)

Basic loss per common share:
Continuing operations	$(0.60)	$(3.40)
Discontinued operations	—	$(0.01)
Net loss per common share	$(0.60)	$(3.41)
Diluted loss per common share:
Continuing operations	$(0.60)	$(3.40)
Discontinued operations	—	$(0.01)
Net loss per common share	$(0.60)	$(3.41)
Weighted average shares outstanding:
Basic	113,355	112,942
Diluted	113,355	112,942

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 26, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$78,376	$115,033
Accounts receivable	80,062	70,535
Inventories	84,116	102,189
Deferred tax assets, deferred tax charges and refundable income taxes	11,001	14,661
Other current assets and assets held for sale	6,615	10,710

Total current assets	260,170	313,128
Property, plant and equipment, net	146,726	159,738
Intangible assets	82,788	93,139
Deferred tax assets – non-current	12,126	13,315
Other assets	16,219	18,504

Total assets	$518,029	$597,824

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	11,464	$13,166
Short-term borrowings	7,001	—
Accounts payable	27,044	21,782
Accrued liabilities	29,475	36,971
Income tax payable and deferred tax liabilities	5,694	7,437

Total current liabilities	80,678	79,356
Long-term debt, less current maturities	73,135	150,516
Other liabilities	26,172	31,782
Shareholders’ equity	338,044	336,170

Total liabilities and shareholders’ equity	$518,029	$597,824

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Nine months ended
	September 26, 2009	September 27, 2008	September 26, 2009	September 27, 2008
Operating activities:
Net loss	$(7,614)	$(393,002)	$(67,851)	$(385,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss from discontinued operations	—	90	—	1,025
Depreciation	7,456	6,476	23,628	18,776
Amortization	4,723	4,858	14,635	14,497
Stock-based compensation expense	2,120	1,335	6,299	5,558
Charge for fair value mark-up of acquired inventory	51	5,718	4,116	5,718
Impairment of goodwill	—	379,810	—	379,810
Other	1,662	13,076	3,659	17,527
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	(17,271)	6,039	(7,486)	14,169
Inventories	(735)	(539)	10,715	(884)
Accounts payable and accrued liabilities	6,211	(5,632)	1,783	(9,723)
Income taxes payable and refundable income taxes	(1,803)	(10,008)	2,037	(22,230)
Other	4,406	3,524	1,340	2,687

Net cash (used in) provided by operating activities	(794)	11,745	(7,125)	41,726

Investing activities:
Acquisition of property and equipment	(1,122)	(7,399)	(11,521)	(19,194)
Acquisition of businesses, net of cash acquired	493	(161,973)	493	(161,973)
Purchase of equity investment	—	—	—	(10,982)
Other	2,315	110	2,550	1,029

Net cash provided by (used in) investing activities	1,686	(169,262)	(8,478)	(191,120)

Financing activities:
Payments on short-term borrowings and long-term debt	(221,164)	(29,108)	(528,116)	(48,406)
Proceeds from short-term and long-term borrowings	156,212	133,000	452,722	133,000
Repurchase and retirement of common stock	—	(4,492)	—	(28,895)
Proceeds from stock offering	56,687	—	56,687	—
Issuance of common stock	490	902	1,061	3,088
Payments for debt issuance costs	(138)	—	(3,638)	(622)

Net cash (used in) provided by financing activities	(7,913)	100,302	(21,284)	58,165

Net cash (used in) provided by discontinued operations	—	(2)	—	392

Effect of exchange rate changes on cash	1,331	(1,230)	230	4,143

Decrease in cash and cash equivalents	(5,690)	(58,447)	(36,657)	(86,694)
Cash and cash equivalents at beginning of period	84,066	132,408	115,033	160,655

Cash and cash equivalents at end of period	$78,376	$73,961	$78,376	$73,961

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
Net sales	September 26, 2009	September 27, 2008	June 27, 2009
Contamination Control Solutions	$65,649	$85,806	$47,541
Microenvironments	32,445	47,630	26,176
Specialty Materials	12,612	12,353	8,859

Total net sales	$110,706	$145,789	$82,576

	Three Months Ended
Segment profit (loss)	September 26, 2009	September 27, 2008	June 27, 2009
Contamination Control Solutions	$12,261	$20,911	$3,181
Microenvironments	5,186	6,855	(155)
Specialty Materials	1,369	3,832	(1,047)

Total segment profit	$18,816	$31,598	$1,979
Amortization of intangibles, impairment of goodwill, and restructuring charges	(7,091)	(388,000)	(10,383)
Unallocated expenses	(11,789)	(21,857)	(11,777)

Total operating loss	$(64)	$(378,259)	$(20,181)

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Income (Loss) and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	September 26, 2009	September 27, 2008	June 27, 2009
Net sales	$110,706	$145,789	$82,576

GAAP – Operating loss	$(64)	$(378,259)	$(20,181)
Restructuring costs	2,368	3,332	5,452
Impairment of goodwill	—	379,810	—
Amortization of intangible assets	4,723	4,858	4,931

Non-GAAP operating income (loss)	7,027	9,741	(9,798)
Depreciation	7,456	6,476	7,903

Adjusted EBITDA	$14,483	$16,217	$(1,895)

Non-GAAP operating margin	6.3%	6.7%	(11.9%)
Adjusted EBITDA – as a % of net sales	13.1%	11.1%	(2.3%)

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